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EXHIBIT 32
                          Rule 13a-14(b) CERTIFICATION

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to Leisure Direct, Inc. and will be retained by Leisure Direct, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 19, 2005                           /s/  John R. Ayling
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                                       John R. Ayling
                                      (Chief Executive Officer)

























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